UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2007
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas		77081
(Address of principal executive offices)		(Zip Code)
713-592-7200
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On February 2, 2007, The Men’s Wearhouse, Inc. (the “Company”) entered into an Agreement and Amendment to Amended and Restated Credit Agreement effective as of January 31, 2007 (the “Amendment”), by and among the Company, Moores The Suit People Inc. (“Moores”), Golden Brand Clothing (Canada) Ltd. (“Golden Brand”), the financial institutions from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent. The Amendment (i) extends the maturity date of the revolving commitment under the Amended and Restated Credit Agreement dated December 21, 2005 (the “Credit Facility”), by and among the Company, Moores, Golden Brand, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, from February 10, 2011 to February 11, 2012, and (ii) increases the total revolving commitment under the Credit Facility from $100,000,000 to $200,000,000.
     A copy of the Amendment is attached hereto as Exhibit 4.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Number	Description

4.1	Agreement and Amendment to Amended and Restated Credit Agreement effective as of January 31, 2007, by and among the Company, Moores The Suit People Inc., Golden Brand Clothing (Canada) Ltd., the financial institutions from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 7, 2007

THE MEN’S WEARHOUSE, INC.
By:	/s/ Diana M. Wilson
Diana M. Wilson
Senior Vice President and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description

4.1	Agreement and Amendment to Amended and Restated Credit Agreement effective as of January 31, 2007, by and among the Company, Moores The Suit People Inc., Golden Brand Clothing (Canada) Ltd., the financial institutions from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.